APAC MINERALS INC.
                                1147 Homer Street
                                 Vancouver, B.C.
                                     V6B 5T5
                  Telephone: (604) 688-2220 Fax: (604) 681-4056


April 15, 1998

EXMINCO
Exploration and Mining Investment
Company Establishment
P.O. Box 95/
FL-9490 Vaduz
Liechtenstein

Dear Sirs:

Re: APAC Minerals Inc. (the "Purchaser") and Letter of Intent (the "Letter of Intent") for Purchase of an Undivided 100% Interest in an Exploration Concession covering the lands located in Alentejo, Portugal, more particularly described in Schedule "A" attached hereto (the "Property") from EXMINCO Exploration and Mining Investment Company Establishment (the "Vendor")
------------------------------------------------------------------------------

This binding Letter of Intent will confirm our understanding of your sale to us and our purchase from you of an undivided 100% interest in the Property, on the following material terms and conditions:

1.       REPRESENTATIONS AND WARRANTIES

         1.1 The Vendor has legal and beneficial ownership of the Property; and the Property is free and clear of all liens, charges and encumbrances, and is properly recorded and staked in accordance with the laws of Portugal and is in good standing.

         1.2 The Vendor has the absolute right to enter into this Letter of Intent without first obtaining the consent of any other person or body corporate, except as described below, and no other person or body corporate has any agreement, option, right or privilege capable of becoming and agreement for the purchase of the Property or any interest therein.

         1.3 The Vendor has completed all necessary and proper corporate acts and procedures for the Vendor to enter into this Letter of Intent and carry out its terms to the full extent.

2.       PURCHASE AND SALE

         2.1 The Vendor hereby sells and the Purchaser hereby purchases an undivided 100% interest in and to the Property free and clear of all liens, charges, encumbrances and claims, in accordance with the terms and conditions of this Letter of Intent.

         2.2 In consideration of the sale, the Purchaser agrees to pay to the Vendor, and to issue and deliver to the Vendor, the following:

               (a) the sum of $10,000 in Canadian dollars as a non-refundable deposit, upon the completion of our due diligence review of the Property;

               (b) a total of 2,000,000 common shares in the capital stock of the Purchaser, within thirty (30) days of the Approval Date (as defined below); and

               (c) the Purchaser's assumption of responsibility for the payment of all required annual exploration work under the terms and conditions of the exploration concession for the Property, which for greater certainty are estimated to be $550,000 in lawful currency of the United States of America over the next two years, in order to maintain the Property in good standing.

3.       TRANSFER OF PROPERTY

         3.1 After the execution of this Letter of Intent, the Purchaser shall incorporate a company in Portugal ("Newco") for the purpose of holding the exploration concession of the Property, and the Vendor agrees to co-operate with and assist the Purchaser in applying to the government of Portugal for the transfer of the exploration concession for the Property to Newco. Upon request, the Vendor will forthwith deliver to the Purchaser a registrable transfer or transfers of the Property, or such other instrument as may be required, transferring to the Purchaser an undivided 100% interest in and to the Property, and the Purchaser will be entitled to immediately register the transfer or transfers against the title to the Property.

4.       OPERATOR

         4.1 Newco, the wholly-owned subsidiary of the Purchaser to be formed, will be the operator of the Property (the "Operator"), and as Operator will be responsible for preparing work programs and budgets for the exploration and development work on the Property, and for conducting all such exploration, development, and mining activities on the Property.

5.       FURTHER ASSURANCES

         5.1 The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this agreement.

6.       GENERAL

         6.1 This Letter of Intent will be governed and construed in accordance with the laws of the Province of British Columbia.

         6.2 This Letter of Intent is intended to create binding legal relations among the parties and will ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns as the case may be.

         6.3 In the event that any provision of this Letter of Intent held unenforceable or invalid by court of law, this Letter of Intent will be read as if such unenforceable or invalid provision were removed.

         6.4 The rights and obligations of the parties created by this Letter of Intent are not assignable by any party without the prior written consent of the other party, not to be unreasonably withheld, except for any transfer or assignment to a wholly owned subsidiary of the party or pursuant to an amalgamation, merger, or corporate reorganization or arrangement of the party.

         6.5      This Letter of Intent and the obligations of the Purchaser are
                  subject  to  the  performance  of  the  following   conditions
                  precedent:

                  (a) the Purchaser's due diligence review of the Property within the next thirty (30) days following the execution date of this Letter of Intent to the satisfaction and approval of the Purchaser in its sole discretion, including for greater certainty the preparation and delivery of an independent technical report on the Property, the cost of which is to be borne by the Purchaser;

                  (b) the prior written acceptance for filing of this Letter of Intent by the Vancouver Stock Exchange on behalf of the Purchaser; and

                  (c) the approval of, or written evidence of the approval of, simple majority of the shareholders of the
                           Purchaser, if required by the Vancouver Stock Exchange as a condition of its acceptance;

                  (the latest date of such approvals being referred to as the
                   "Approval Date" herein)

         6.6 Prior to the closing of the purchase and sale, the Vendor will cause to be delivered to the Purchaser, a legal opinion from the Portuguese counsel of the Vendor in a form satisfactory to the counsel for the Purchaser confirming that the Vendor was the legal and beneficial owner of the Property, that the Property free and clear of all recorded liens, charges and encumbrances, that the Property is in good standing, that all required corporate steps and procedures have been performed and all required governmental approvals and consents have been obtained to transfer the Property to Newco, and that the Property is validly registered in the name of Newco in accordance with the laws of Portugal.

If the foregoing terms and conditions, and the attached schedules which form a part of this Letter of Intent, accurately set out our mutual understandings, please indicate your acceptance by signing this letter where indicated below and returning to us the enclosed copy duly signed on or before 4:30 p.m. on April 30, 1998.

Your very truly,

APAC MINERALS INC.


/s/ TORE BIRKELAND
    ---------------
    Tore Birkeland
    President

TB/lh

Encls.

Terms and conditions approved as of the date first above written.

EXMINCO
Exploration and Mining Investment
Company Establishment

/s/ GUNTRAM WOLF
    --------------
    Guntram Wolf


Authorized Signatory

                                  Schedule "A"

Prospecting rights and researching of mineral deposits of zinc, lead, silver, copper and gold are granted to EXMINCO - EXPLORATION AND MINING INVESTMENT CO. hereinafter designated as EXMINCO, as per articles 9 and 13 of Decree-Law No. 90/90 and under the terms of articles 5 and 8 of Decree-Law No. 88/90, of March 16, over an area approximately 520 Km2, and area bounded by a polygon whose vertices, in Hayford-Gauss coordinates, as referred to the Central Point indicate:

--------------------VERTEX--------------------MERIDIAN (m)------------------------------- - 147 900 --------
--------------------2------------------------- + 46 180---------------------------------- - 163 000 --------
--------------------3------------------------- + 61 980---------------------------------- - 163 820 --------
--------------------4------------------------- + 76 250---------------------------------- - 175 700 --------
--------------------5------------------------- + 76 400---------------------------------- - 187 100 -------
--------------------6------------------------- + 77 200---------------------------------- - 189 350 --------
--------------------7------------------------- + 68 400---------------------------------- - 192 450 --------
--------------------8------------------------- + 64 000---------------------------------- - 186 050 --------
--------------------9--------------------------+ 64 900---------------------------------- - 181 350 --------
-------------------10--------------------------+ 60 300---------------------------------- - 174 500 --------
-------------------11------------------------- + 52 750---------------------------------- - 169 570 --------
-------------------12------------------------- + 41 850---------------------------------- - 166 040 --------
-------------------13------------------------- + 31 150---------------------------------- - 155 700 --------